UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2014

GSE Holding, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35382	77-0619069
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

19103 Gundle Road Houston, TX 77073
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 443-8564

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement.

Restructuring Support Agreement

On May 4, 2014, GSE Holding, Inc. (the “Company”) and certain of its affiliates, including GSE Environmental, Inc. (collectively with the Company, the “Debtors”), entered into a Restructuring Support Agreement (the “Restructuring Support Agreement”) with holders of 100% of the aggregate principal amount of the loans outstanding under the Debtors’ first lien senior secured credit facility (as amended from time to time, the “First Lien Credit Facility”).

The Restructuring Support Agreement sets forth the terms through which the Company expects to effectuate a comprehensive balance-sheet deleveraging (the “Restructuring”) pursuant to a prearranged Chapter 11 plan of reorganization (the “Plan”).  The Plan contemplates, among other things, that the Debtors will reorganize as a going concern and adopt an appropriate post-emergence balance sheet.  Specifically, the Plan contemplates a substantial reduction in the Debtors’ funded debt obligations by satisfying all obligations under the First Lien Credit Facility with the issuance of new common equity.  As part of the Plan contemplated by the Restructuring Support Agreement, all existing shares of common stock would be cancelled for no consideration.

Pursuant to the terms of the Restructuring Support Agreement, the Consenting Lenders (as defined in the Restructuring Support Agreement) have agreed to, among other things, and subject to certain conditions: (a) support and take all reasonable actions necessary or reasonably requested by the Debtors to facilitate the implementation of the Restructuring pursuant to the Plan; (b) provide a $45 million super-priority priming delayed-draw debtor in possession term loan facility; (c) backstop the funding of the financing facility to fund distributions under the Plan and ensure that the reorganized Debtors are properly capitalized (the “Exit Facility”) in the event the Debtors are unable to secure such a facility from a third party; (d) not support or solicit any plan in opposition to the Plan; and (e) vote to accept the Plan.

The Restructuring Support Agreement may be terminated upon the occurrence of certain events, including: (a) certain breaches by the Debtors or the Consenting Lenders under the Restructuring Support Agreement; (b) the failure to meet certain milestones related to confirmation and consummation of the Plan; and (c) a reasonable determination by the Company’s board of directors that continued performance under the Restructuring Support Agreement would be inconsistent with the exercise of its fiduciary duties under applicable law.

The Plan also calls for significant recoveries for general unsecured creditors.  More specifically, the Plan provides for payment in full of claims of trade creditors that agree to enter into an agreement to provide market trade terms going forward and also provides for an amount of cash for other general unsecured claims, which the Debtors believe will be sufficient to pay such claims in full.  Distributions under the Plan will be funded with cash on hand, as well as the proceeds of the Exit Facility.

The foregoing description of the Restructuring Support Agreement is a summary of the terms of the Restructuring Support Agreement and is qualified in its entirety by the text of the Restructuring Support Agreement, a copy of which is being filed with this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 1.03             Bankruptcy or Receivership.

On May 4, 2014, the Debtors filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking relief under the provisions of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”).  The Chapter 11 cases are being jointly administered under the caption In re GSE Environmental, Inc., et al., Case No. 14-11126 (the “Chapter 11 Cases”).  The Debtors will continue to operate their businesses and manage their properties as debtors in possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.

Item 2.03             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The descriptions of the financing facilities contemplated by the Restructuring Support Agreement and the Plan described in Item 1.01 of this Current Report on Form 8-K are hereby incorporated into this Item 2.03 by reference.

Item 2.04             Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The failure to sell the Company by April 30, 2014 and the subsequent filing of the Chapter 11 Cases described in Item 1.03 of this Current Report on Form 8-K triggered the acceleration of financial obligations under the terms of the First Lien Credit Facility and the Debtors’ secured revolving super-priority credit facility (as amended from time to time, the “Priming Facility”).  The aggregate principal amount of debt outstanding under the First Lien Credit Facility and the Priming Facility as of the date of the filing of the Chapter 11 Cases was approximately $191.4 million.  In addition, the defaults under the First Lien Credit Facility and the Priming Facility may also constitute defaults under cross-default provisions found in other debt obligations of the Debtors, including, but not limited to, capital leases and certain foreign debt facilities.

The Debtors believe that any efforts to enforce these obligations are stayed as a result of the filing of the Chapter 11 Cases in the Bankruptcy Court.

Item 7.01.            Regulation FD Disclosure.

A copy of a press release announcing the restructuring and the filing of the voluntary petitions in the Bankruptcy Court is being attached with this Current Report on Form 8-K as Exhibit 99.1.

On May 4, 2014, the Debtors filed the Plan and their proposed disclosure statement to the Plan (the “Proposed Disclosure Statement”).

The Proposed Disclosure Statement is to contain financial projections and a liquidation analysis prepared for purposes of the Chapter 11 Cases (the “Financial Information”).  The Company cautions investors and potential investors not to place undue reliance upon the information contained in the Financial Information, which is not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of the Company. The Financial Information has not been audited or reviewed by independent accountants and may be subject to future reconciliation and adjustments. The Financial Information is to contain information different from that required to be included in the Company’s reports pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that information may not be indicative of the Company’s financial condition or operating results that would be reflected in the Company’s financial statements or in its reports pursuant to the Exchange Act. Results set forth in the Financial Information should not be viewed as indicative of future results.

The Plan is subject to confirmation by the Bankruptcy Court. The Bankruptcy Court has not yet approved the Proposed Disclosure Statement as containing adequate information pursuant to the Bankruptcy Code for use in the solicitation of acceptances or rejections of the Plan. Accordingly, the filing of the Proposed Disclosure Statement is not intended to be, and should not in any way be construed as, a solicitation of votes on the Plan, nor should the information contained in the Proposed Disclosure Statement be relied on for any purpose until a determination by the Bankruptcy Court that the Proposed Disclosure Statement contains adequate information.

Copies of the Plan and the Proposed Disclosure Statement are being attached with this Current Report on Form 8-K as Exhibit 99.2 and Exhibit 99.3, respectively.

Copies of the Plan and the Proposed Disclosure Statement and additional information regarding the Chapter 11 Cases are also publicly available and may be accessed free of charge at http://cases.primeclerk.com/gse.  The information set forth on the foregoing website shall not be deemed to be part of or incorporated by reference into this Current Report on Form 8-K.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1, 99.2 and 99.3 hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. The information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Exchange Act, including, but not limited to, statements regarding the Debtors’ ability to implement the Restructuring, the approval by the Bankruptcy Court of the Plan and the Proposed Disclosure Statement, and the statements and information contained in the Financial Information. These statements may include words such as “anticipate,” “believe,” “expect,” “intend,” “may” and other words and terms of similar meaning, including in connection with any discussion of the timing or nature of future financial performance or other events. Such forward-looking statements are subject to certain risks and uncertainties, including, but not limited to: the potential adverse effect of the Chapter 11 Cases on the Debtors’ business, financial condition or results of operations, including the Debtors’ ability to maintain contracts and other business relationships that are critical to the Debtors’ business and the actions and decisions of the Debtors’ creditors and other third parties with interests in the Chapter 11 Cases; the Debtors’ ability to maintain adequate liquidity to fund the Debtors’ operations during the Chapter 11 Cases and to fund a plan of reorganization and thereafter, including obtaining sufficient debtor in possession financing and exit financing; whether the holders of the Debtors’ liabilities and/or securities receive any value for their interests; the Debtors’ ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 Cases prosecuted from time to time; whether a trading market for the Company’s common stock will exist on the OTCQB Marketplace; and other factors disclosed by the Company from time to time in its filings with the Securities and Exchange Commission, including those described under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. As a result of these factors, the Company’s actual results may differ materially from those indicated or implied by such forward-looking statements. Except as required by law, the Company disclaims any obligation to publicly update such statements.

Item 9.01.            Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Restructuring Support Agreement, dated May 4, 2014, by and among GSE Environmental, Inc., the Consenting Lenders (as defined therein) and the other parties thereto.
99.1	Press Release, dated May 5, 2014.
99.2	Joint Plan of Reorganization of GSE Environmental, Inc., et al., pursuant to Chapter 11 of the Bankruptcy Code.
99.3	Disclosure Statement to the Joint Plan of Reorganization of GSE Environmental, Inc., et al., pursuant to Chapter 11 of the Bankruptcy Code.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSE Holding, Inc.

Date: May 5, 2014                                                                    By:  /s/ Daniel C. Storey
Name: Daniel C. Storey
Title:   Senior Vice President and Chief
Financial Officer